
<ARTICLE>5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of operations and is qualified in its entirety to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                                 3-MOS
<FISCAL-YEAR-END>                                             DEC-31-2000
<PERIOD-END>                                                  MAR-31-2000
<CASH>                                                        1,127
<SECURITIES>                                                  0
<RECEIVABLES>                                                 54,664
<ALLOWANCES>                                                  (3,655)
<INVENTORY>                                                   65,979<F1>
<CURRENT-ASSETS>                                              77,271
<PP&E>                                                        196,295
<DEPRECIATION>                                                (30,346)
<TOTAL-ASSETS>                                                284,064
<CURRENT-LIABILITIES>                                         40,579
<BONDS>                                                       221,145<F2>
<PREFERRED-MANDATORY>                                         49,901
<PREFERRED>                                                   0
<COMMON>                                                      146
<OTHER-SE>                                                    (27,707)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                                  284,064
<SALES>                                                       0
<TOTAL-REVENUES>                                              78,976
<CGS>                                                         0
<TOTAL-COSTS>                                                 0
<OTHER-EXPENSES>                                              76,901
<LOSS-PROVISION>                                              0
<INTEREST-EXPENSE>                                            5,744
<INCOME-PRETAX>                                               (3,949)
<INCOME-TAX>                                                  (1,540)
<INCOME-CONTINUING>                                           (2,409)
<DISCONTINUED>                                                0
<EXTRAORDINARY>                                               0
<CHANGES>                                                     0
<NET-INCOME>                                                  (2,409)
<EPS-BASIC>                                                   (0.56)
<EPS-DILUTED>                                                 (0.56)

<F1> Includes  the  following  assets:  prepaid  expenses  and other of $20,014, deferred income taxes--current of $2,400, prepaid income taxes of $2,721, deferred income taxes--long-term of $13,099, restricted cash of $2,559, deferred financing and other non-current assets, net, of $14,899, note receivable $7,487 and other assets, net, of $2,800.
<F2>Includes the following  long-term  liabilities:  deferred  income of $2,299, capital lease obligation of $49,729, and long-term debt of $169,117.
<F3>Includes  the  following  equity  accounts:  additional  paid-in  capital of
     $196,973   treasury  stock  of  ($183,746)  and  acccumulated   deficit  of
     ($40,934).
